UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022 (September 21, 2022)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2022, the board of directors of Manufactured Housing Properties Inc. (the “Company”) appointed John P. Gee to the board to fill an open vacancy. On September 1, 2022, the board appointed Julia Pererva as Chief Operating Officer of the Company.

John P. Gee, age 27, served as a Vice President of Acquisitions of the Company from 2020 to 2021 and as a Vice President of the Company’s affiliate Gvest Capital LLC, which provides management and administrative services to various investment and asset ownership entities, since January 2020. Mr. Gee graduated in 2019 from The University of North Carolina Charlotte where he studied Finance.

Julia Pererva, age 39, is a certified property manager (CPM) and holds a real estate broker’s license in North Carolina and South Carolina. She also currently serves as a Real Estate Broker with Engle & Volkers. Prior to joining the Company, Mrs. Pererva served as Commercial Property Portfolio Manager of MVP Properties from December 2020 to June 2022, as Chief Operating Officer of Attention To Detail Restoration Company from March 2019 to July 2020, as Commercial Property Portfolio Manager of Flagship Healthcare Properties from May 2018 to March 2019 and as Director of Asset Management at Gvest Capital LLC from February 2015 to May 2018. Her previous experience with MPV Properties, Flagship Healthcare Properties and Gvest Capital LLC includes managing over 500,000 SF multi-state commercial portfolios which included office, retail, medical, associations and multi-family assets throughout the Southeast. Mrs. Pererva received her bachelor’s degree in Organizational Communications and Management from Wingate University.

Mr. Gee and Mrs. Pererva were appointed to serve until their successors are duly elected and qualified. Mr. Gee is the son of Raymond M. Gee, the Company’s Chairman and Chief Executive Officer, the brother of Richard M. Gee, a member of the Company’s board of directors and the brother-in-law of Chelsea H. Gee, the Company’s Chief Financial Officer. There are no other family relationships among Mr. Gee or Mrs. Pererva and the Company’s existing directors and officers. There are no arrangements or understandings between Mr. Gee or Mrs. Pererva and any other persons pursuant to which they were selected. There has been no transaction, nor is there any currently proposed transaction, between Mr. Gee or Mrs. Pererva and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2022, the board of directors of the Company adopted an amendment to the Company’s Amended and Restated Bylaws to delegate authority to Company’s Chief Executive Officer to sign, or give approval to the President or Chief Investment Officer to sign, all deeds, bonds, mortgages or other loan documents in an amount of up to $5 million without prior approval from the board of directors, pursuant to Amendment No. 1 to Amended and Restated Bylaws of the Company (the “Bylaw Amendment”).

The foregoing summary of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment attached as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Amendment No. 1 to Amended and Restated Bylaws of Manufactured Housing Properties Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2022	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer

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